EXHIBIT 5.2

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 • 788 • 8200 FAX 804 • 788 • 8218

FILE NO: 51645.000001

March 28, 2013

Atmos Energy Corporation

1800 Three Lincoln Centre

Dallas, Texas 75240

Atmos Energy Corporation

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Virginia counsel for Atmos Energy Corporation, a Texas and Virginia corporation (the “Company”), for the purpose of providing this opinion in connection with the Company’s the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (as amended, the “Act”), on the date hereof, in connection with the offering and issuance from time to time by the Company of the following: (i) one or more series of its debt securities (the “Debt Securities”) and (ii) shares of its Common Stock, no par value per share (the “Common Stock” and together with the Debt Securities, the “Securities”). All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company, certificates of corporate officers of the Company and public officials and such other documents as we have deemed necessary for the purposes of rendering this opinion, including, among other things, (i) the Virginia Restated Articles of Incorporation (the “Articles of Incorporation”) and the Amended and Restated Bylaws (the “Bylaws”) of the Company, each as amended through the date hereof, (ii) a certificate issued by the State Corporation Commission of the Commonwealth of Virginia on March 20, 2013, to the effect that the Company is existing under the laws of the Commonwealth of Virginia and in good standing, (iii) resolutions of the Board of Directors of the Company, adopted at a meeting held on November 7, 2012, (iv) the Registration Statement, and (v) the indenture, dated as of March 26, 2009 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee.

ATLANTA   AUSTIN   BANGKOK   BEIJING   BRUSSELS   CHARLOTTE   DALLAS   HOUSTON   LONDON   LOS ANGELES

McLEAN   MIAMI   NEW YORK   NORFOLK   RALEIGH   RICHMOND   SAN FRANCISCO   TOKYO   WASHINGTON

www.hunton.com

Atmos Energy Corporation

March 28, 2013

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures not witnessed by us and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof on such parties (other than the authorization, execution and delivery of documents by the Company).

As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents submitted to us, upon certificates of officers of the Company and upon certificates of public officials. Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia.

The opinions set forth herein are subject to the following assumptions, qualifications and limitations being true and correct at or prior to the time of the delivery of any Security:

(a) the Board of Directors of the Company will have duly authorized and taken any necessary corporate action to approve the issuance and sale of shares of Common Stock in conformity with the Articles of Incorporation and Bylaws, each as amended through such time (subject to the further assumption that such instruments have not been amended from the date hereof in a manner that would affect any of the opinions rendered herein), and such authorization shall remain in effect and unchanged at all times during which such shares of Common Stock are offered and will not have been modified or rescinded (subject to the further assumption that the sale of any shares of Common Stock takes place in accordance with such authorization);

(b) the Registration Statement, and any amendments thereto (including post-effective amendments), filed under the Act and the effectiveness thereof will not have been terminated or rescinded;

(c) a prospectus supplement (a “Prospectus Supplement”) will have been prepared and filed with the SEC describing the shares of Common Stock offered thereby; and

Atmos Energy Corporation

March 28, 2013

(d) all shares of Common Stock will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement and there will not have occurred any change in law affecting any of the opinions rendered herein.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1. The Company is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia.

2. The Company has the requisite corporate power to file the Registration Statement and to execute, deliver and perform its obligations under the Indenture and the Debt Securities (collectively, the “Note Documents”).

3. The authorization, execution and delivery of the Note Documents by the Company and the performance of its obligations under the Note Documents do not violate the Articles of Incorporation, the Bylaws or any law or regulation of the Commonwealth of Virginia or any order, judgment or decree of any court, regulatory body, administrative agency or governmental body of the Commonwealth of Virginia applicable to the Company.

4. When the Common Stock shall have been authorized, issued and sold within the limits and as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to the applicable offering of such Common Stock, the Common Stock will be validly issued and the Common Stock will be fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC.

Atmos Energy Corporation

March 28, 2013

This opinion is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.

Very truly yours,

/s/ Hunton & Williams LLP